ARTICLES OF INCORPORATION

                                       OF

                        LATINOCARE MANAGEMENT CORPORATION

                                        I

         The name of this corporation is LATINOCARE MANAGEMENT CORPORATION.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be duly organized under the General Corporation Law of Nevada.

                                       III

         The name and address in the State of Nevada of this corporation's initial agent for service of process is:

                              Paracorp Incorporated
                              318 N. Carson Street, Suite 218
                              Carson City, Nevada 89701

                                       IV

         The corporation is authorized to issue two classes of shares. One class of shares shall be designated as common stock, par value $.001, and the total number of common shares which this corporation is authorized to issue is 50,000,000. The other class of shares shall be designated as preferred stock, par value $.001, and the total number of preferred shares which this corporation is authorized to issue is 2,000,000. The holders of the preferred stock shall have such rights, preferences and privileges as may be determined by the corporation's Board of Directors prior to the issuance of such shares. The preferred stock may be issued in such series as are designated by this corporation's Board of Directors, and the Board of Directors may fix the number of authorized shares of preferred stock for each series, and the rights, preferences and privileges of each series of preferred stock.

                                        V

         The governing board of the corporation is Three directors. The number of directors may be changed by the board. The directors' names and addresses are as follows:

                            Jose J. Gonzalez
                            4150 Long Beach Boulevard
                            Long Beach, California 90807

                            Joseph C. Luevanos
                            4150 Long Beach Boulevard
                            Long Beach, California 90807

                            Dr. Roberto Chiprut
                            4150 Long Beach Boulevard
                            Long Beach, California 90807

                                       VI

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.


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                                       VII

         The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

                                      VIII

         The name and address of the incorporator is as follows:

                                           Jose J. Gonzalez
                                           4150 Long Beach Boulevard
                                           Long Beach, California 90807

Dated: January 2, 2002

                                           -----------------------------------
                                           Jose J. Gonzalez

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                            -----------------------------------
                                            Jose J. Gonzalez


          CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGRENT:

         I, Paracorp Incorporated, hereby accept appointment as Resident Agent for the above named corporation.

Dated: January __, 2002
                                            -----------------------------------
                                            (Signature of Resident Agent)